Exhibit 23.1

KPMG LLP Suite 1400 2323 Ross Avenue Dallas, TX 75201-2721

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated June 24, 2026, with respect to the consolidated financial statements of Crown Crafts, Inc., incorporated herein by reference.

/s/ KPMG LLP

Dallas, Texas
August 12, 2026